EXHIBIT 23.0
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
FSI International, Inc.:
We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-29494, 33-39919, 33-33649, 33-33647, 33-39920, 33-42893, 33-77852, 33-77854, 33-60903, 333-30675, 333-19677, 333-19673, 333-01509, 333-50991, 333-94383, 333-96275, 333-61164, 333-104088, 333-113735 and 333-122729) and on Form S-3 (No. 333-86148) of FSI International, Inc. of our reports dated November 10, 2005, relating to the consolidated balance sheets of FSI International, Inc. and subsidiaries as of August 27, 2005 and August 28, 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three fiscal years in the three-year period ended August 27, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of August 27, 2005 and the effectiveness of internal control over financial reporting as of August 27, 2005, which reports appear in the August 27, 2005 annual report on Form 10-K of FSI International, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota
November 10, 2005